UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREAT PANTHER SILVER LIMITED
(Exact name of registrant as specified in its charter)

British Columbia	N/A
State or jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

Suite 2100, 1177 West Hastings Street
Vancouver, British Columbia, Canada	V6E 2K3
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: (if applicable) 000-50897

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, without par value
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

The description of the registrant's securities contained in the Registrant's Registration Statement on Form 20FR12G, as amended, filed with the commission under File No. 000-50897 incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit	Description
Number

3.1	Continuation Application under the Business Corporation Act (British Columbia)(1)

3.2	Certificate of Continuation dated July 9, 2004(1)

3.3	Notice of Articles(1)

3.4	Bylaws(1)

3.5	Certificate of Change of Name(2)

(1)	Included as exhibits to our Registration Statement on Form 20FR12G filed with the SEC on August 10, 2004.
(2)	Included as an exhibit to our Report of Foreign Private Issuer on Form 6-K filed with the SEC on January 26, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREAT PANTHER SILVER LIMITED

Date: January 13, 2011

/s/ Kaare Foy
Kaare Foy
Executive Chairman